Exhibit 10.12

END-USER SOFTWARE LICENSE AGREEMENT

BETWEEN DUOSOFTWARE (PVT) LTD AND PT MEGA MEDIA.

END-USER SOFTWARE LICENSE AGREEMENT

This End-User Software License Agreement (the “Agreement”) is made and effective on the 1st of March 2011,

BETWEEN:	Duo Software (Pvt) Ltd. (the “Licensor”), a corporation organized and existing under the laws of the Republic of Sri Lanka, with its head office located at:

No. 403,
Galle Road,
Colombo 3,
Sri Lanka.

AND:	PT. Megamedia Indonesia. (the “Licensee”), a corporation organized and existing under the laws of the Republic of Jakarta, with its head office located at:

Menuara Imperium 11th Floor,
Jt. HR Rasuna Said Kav 4 No.
Jakarta 12980
Indonesia

RECITALS

WHEREAS, Licensor has developed certain computer programs and related documentation more particularly described in Schedule A attached hereto (the “Products”) and desires to grant Licensee a license to use the Software.

WHEREAS, Licensee wishes to use the Software under the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, Licensee and Licensor hereby agree as follows:

1. DEFINITIONS

The following definitions shall apply to this Agreement:

“Software” means the computer programs, database structure and documentation listed in Schedule A attached to this Agreement.

“Server” means a computer with programs that provides services to other computer programs (and their users) in the same or other computers.

“Site” means the location specified by the licensee for the implementation of the software.

“Client Computer” means a user’s computer (PC, MAC, Workstation) the client term implies the computer is connected to network where by the computer may request data from time to time from the Server.

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“Source Code” is the collection of files needed to convert from human-readable form to some kind of computer-executable form.

“CAS or Conditional Access System” means a system by which electronic transmission of digital media, especially satellite, cable and DVB T television signals, are encrypted with a conditional base access policy to specific Subscribed Clients.

“DVB T” is a short form for Digital Video Broadcasting Terrestrial.

“Head end” means equipment’s or combination of equipment’s used for the purpose of decoding content, aggregation of content, encoding, multiplexing, and distribution amplifiers used for the purpose of distributing content to Subscribed Clients.

“Subscribed Clients” means users or customers of the licensee who subscribe for services rendered by the licensee and mostly for a commercial consideration in return.

“Install” means placing the Software on a computer’s hard disk, CD-ROM or other secondary storage device.

“Derivative Works” means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such a preexisting work may be recast, transformed or adapted, and that, if prepared without authorization by the owner of the preexisting work, would constitute copyright infringement.

“Use” means (i) executing or loading the Software into computer RAM or other primary memory, and (ii) copying the Software for archival or emergency restart purposes.

“LAN” is a short form for Local Area Network.

“Local Area Network” means a network linking number of computers and servers covering a small geographic area like an office, within a building.

“Product” means the computer programs, database structure and documentation listed in Schedule A attached to this Agreement.

“Subscriber” means the customers of MEGAMEDIA, subscribing for each service provided by MEGAMEDIA. For the purpose of clarity a subscriber is a single subscriber service account on the Software System. A customer may have one or more subscriber accounts

“WAN” is a short form for Wide Area Network.

“Wide Area Network” means a network of computers that covers a broad area (i.e., any network whose communications links cross metropolitan, regional, or national boundaries), usually connecting a multiple number of LAN’s across broad geographical boundaries.

“Territory” means Indonesia.

“Request For Proposals or RFP” means the request for proposals prepared by Licensee dated [*] and being responded to and accepted by Licensor dated [*].

“Documentation” means all operation’s and user manuals, training materials, guides, listings, specifications, and other materials for use in conjunction with the Software.

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“Test/Lab Environment” means the Licensee’s hardware set aside for testing or creating a simulation of the production environment that is used to process actual subscriber usage.

“Agreement” means this contract between Licensor and Licensee, which may be amended, modified or novated from time to time.

“License” means a perpetual, non-exclusive license to use the Software and Documentation, subject to the terms and conditions as specified in Schedule B.

“Software Modification Request or SMR” means request from Licensee to Licensor to make a modification to the Software that is outside the scope of this Agreement.

“Software Requirement Specification or SRS” means response from Licensor to Licensee’s SMR which will provide the details on the scope of work required to meet the SMR as well as proposed commercial terms.

“Functional Scope Document or FSD” means mapping and alignment of the Licensee’s business objectives and processes to the Software functionality.

“Acceptance Test Criteria or ATC” means the mutually agreed upon test cases to be carried out as part of the User Acceptance Test to demonstrate the successful implementation of the agreed upon scope of deliverables.

“User Acceptance Test or UAT” means the execution of the agreed upon test cases defined in the ATC which if successfully completed will lead to the Licensee issuing the Acceptance Certificate to the Licensor.

“Acceptance Certificate” means the certificate to be issued by the Licensee to the Licensor upon the successful completion of the UAT which upon issuance indicates the successful completion of the Software implementation.

“Active Subscribers” means those subscribers that are currently receiving services from the Licensee and are up to date with all payments due to the Licensee. Any Subscriber that has had its service suspended for any reason or has terminated its subscription to the Licensee’s services is no longer considered an Active Subscriber.

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2. REPRESENTATIONS AND WARRANTIES

Licensor and Licensee mutually represent, undertake and warrant that as of the date of this Agreement:

2.1	It is a limited liability company duly incorporated, validly existing and empowered by its charter to carry on business of the nature described in this Agreement.

2.2	It has full corporate power and authority to enter into this Agreement and to take any action and execute any documents required by the terms hereof.

2.3	Execution of this Agreement has been duly authorized by all necessary corporate proceedings and has been duly and validly executed by both parties and is a legal, valid and binding obligation of the respective parties enforceable in accordance with the terms hereof.

2.4	The signatories of this Agreement have been duly empowered and authorized to execute this Agreement and to perform all obligations in accordance with the terms herein set out.

2.5	There is no known event that could change the status of any of these representations and warranties in the next six months.

Licensor hereby represents and warrants to Licensee that:

2.6	Licensor is the owner of all rights, titles and interests, including copyrights, in all the Software, Documentation and any other licensed materials being granted to the Licensee.

2.7	Licensor has not granted any rights or licenses to the Software, Documentation and any other licensed materials that would conflict with Licensor’s obligations under this Agreement.

2.8	Licensor will not enter into any agreement with any third party which would affect Licensee’s rights under this Agreement, or bind Licensee to any third party, without Licensee’s prior written consent.

2.9	Licensee’s use of the Software, Documentation and any other licensed materials as authorized by this Agreement will not infringe any existing copyrights, trade secrets, patents or trademark rights of any third party. The Software, Documentation and other licensed materials are free from all liens, claims, encumbrances and other restrictions.

2.10	The Software and its use by the Licensee hereunder do not violate or infringe rights of any third party or laws or regulations of any governmental or judicial authority.

2.11	Licensee shall be entitled to use and enjoy the benefit of the Software, Documentation and any other licensed materials whilst this Agreement remains in force.

2.12	Licensee’s use and possession thereof hereunder shall not be adversely affected, interrupted or disturbed by Licensor or any entity asserting a claim under or through Licensor.

3. THE SOFTWARE

The Software shall consist of modules or components and shall perform functions and comply with the proposals and specifications, identified in Schedule A and Schedule E of this Agreement. Each Software’s module or component, specification and proposal included or referred to in Schedule A and Schedule E are expressly incorporated by reference herein. The Software will be and has been tested on its reliability and functionality and there shall be no hidden defects or errors that shall prejudice or damage the Licensee’s business operations.

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4. DOCUMENTATION

The Documentation shall consist of all operator’s and user manuals, training materials, listings, Software and module administration guides, Software and module operation guide focusing and highlighting system functionality, installation guide and other materials for use in conjunction with the Software. In addition, the Licensee’s Request of Proposals and the Licensor’s response to the Request of Proposals will also be included as part of the Documentation. Upon completion, the FSD, ATC, UAT and Acceptance Certificate will also be a part of the Documentation. Licensor shall deliver to Licensee two complete copies of the Documentation. Licensee shall have the right, as part of the License granted herein, to make 10 copies of the Documentation for its own use. If any additional copies of the Documentation for its own use are required the Licensee shall notify the Licensor, the numbers of additional copies of the Documentation that are needed.

5. SOURCE CODE

The Software shall not include its Source Code form and will not include all relevant explanations and documentation of the Source Code (collectively, “Commentary”). Licensor is not at any time required to deliver to Licensee, any copies of the complete or partial Source Code contained on Licensee machine-readable media and a complete listing of the Source Code and Commentary, unless the Licensor declares bankruptcy, becomes insolvent, or ceases to carry on with its software business or other similar events.

In case of the events above occurred to the Licensor, the Licensee will immediately be given a copy of the Source Code and Commentary of the Software, and the Licensee will be given an unlimited right to use and modify the Source Code and Commentary for only the Licensee’s operations.

6. OPERATING ENVIRONMENT

The Software, and each module or component and function thereof, shall be capable of operating fully and correctly on the combination of the computer equipment (“Hardware”), the programming language and the operating system specifications in Schedule D of this Agreement.

7. SOFTWARE LICENSE TERMS

Licensor hereby grants to Licensee a perpetual, non-exclusive License to use the Software and Documentation, subject to the terms and conditions as specified in Schedule B. This License is effective when executed by both parties and the License granted to the Software remains in force until termination of this Agreement.

In granting this non-exclusive License to the Licensee by the Licensor, the Licensee will be allowed to utilize the Software system on the following terms:

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Licensor hereby grants to Licensee a non-exclusive License to install and use the Software on:

1.	Multiple Server Licenses - up to four of the Licensee’s Servers (two in Live Servers and two in Test/Lab Environments) provided the Software will only be in use on Licensee’s client computer(s) at any time. If the Software is permanently installed on the hard disk or other storage device of a Server, one person may use the Software under the server licensing conditions, any further users of the application is to be determined under the Multiple Standalone computer licensing terms detailed below.

2.	Multiple Standalone Computer Licenses - unlimited number of single-user computers in the Licensee’s possession.

3.	Site Licenses - on any computer located at 10 sites specified by the Licensee for the use with two CAS and one Head-end connected to the two CAS operating at one regional site, provided by the Licensee.

4.	LAN and/or WAN Licenses - on the Licensee’s LAN and/or WAN, provided the total number of users who have access to the Software at any time does not exceed the Multiple Standalone Computer authorized number.

The License terms are summarized in greater detail in Schedule B.

8. SOFTWARE LICENSE FEES

As consideration for the perpetual license to use the Software and Documentation granted to Licensee herein, Licensee shall pay to Licensor the total sum as specified in Schedule C. The Licensee is to pay to Licensor three different type of payments:

1.	Software Implementation Fee - this is to pay the Licensor to implement the Software and secure the User Acceptance Certificate in accordance with the timeline specified in Schedule F.

2.	One time Licensing Fee - is the onetime fee payable to the Licensor for Active Subscribers in excess of 30,000 and will be sold in packs of licenses of 2,500 Active Subscribers each.

3.	Annual Maintenance Fee - is the annual fee payable to the Licensor that will be based on a 20% of the total Software Implementation Fees and One time Licensing Fees already paid to the Licensor and shall commence from the 13th month after the issuance of the Acceptance Certificate and after Licensee have 10,000 Active Subscribers. The Annual Maintenance Fee is to compensate the Licensor for meeting the Service Level Agreement terms as specified in Schedule C.

The License for the Software specified in Schedule A will be in effect upon the receipt of the 1st Software Implementation Fee payment.

9. LICENSEE’S RIGHTS AND OBLIGATIONS

Licensee has the right to:

1.	Make one copy of the Software and related documents and data generated thereby solely for backup or archival purposes.

2.	Transfer the Software to a single hard disk, provided Licensee keeps the original solely for backup or archival purposes.

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3.	Licensee may, at any time, without prior notice to or consent of Licensor, transfer the Software to any location other than the site of initial installation for use on any other central processing unit (CPU) which is owned or controlled by Licensee. Licensee shall thereafter promptly give Licensor notice of such new location.

4.	Licensee shall have the option to extend the License granted for four (4) Servers, as detailed in Clause 2, to more Servers by tendering a written request to Licensor and such acceptance may be made by the Licensor subject to commercial agreement.

5.	Licensee shall request for a modification to the Software by sending a Software Modification Request (SMR) document to the Licensor listing the requested modifications along with process flows and test cases. On the receipt of the SMR the Licensor shall carefully evaluate the document and dispatch a Software Requirement Specification (SRS) to the Licensee along with the commercial terms for such a modification. The Parties hereby agree that the commercial terms and fees shall be comparable and at market rate.

6.	The Software will be delivered by Licensor to location of choice of Licensee.

Licensee has the following obligations:

7.	The Licensee must treat the Software and Documentation like any other copyrighted material – for example a book.

8.	Cannot copy more than 10 copies of the Documentation

9.	Cannot copy the Software except to make archival or backup copies as provided above

10.	Cannot modify, enhance nor adapt the Software nor merge it into another program unless otherwise obtained by Licensor’s written consent.

11.	Cannot reverse engineer, disassemble, decompile or make any attempt to discover the Source Code of the Software.

12.	Cannot place the Software onto a server so that it is accessible via a public network such as the Internet.

13.	Cannot sublicense, rent, lease or lend any portion of the Software or Documentation unless to its affiliates companies.

10. SOFTWARE INSTALLATION

Promptly after delivery of the Software and Documentation to the Site, Licensor shall install and configure the Software in accordance with Schedule F. The Software installation and acceptance process will incorporate the following steps:

1.	Licensor notifying Licensee the name of the designated Project Manager along with the proposed Project Manager’s qualifications which according to Licensor view, shall be able to complete the project and Software as agreed in this Agreement.

2.	Licensee sending in writing its acceptance of the designated Project Manager.

3.	Licensee notifying the name and designation of persons who would be the single point contact to Licensor.

4.	Licensor designated Project Manager will work with designated Licensee persons for all project implementation activities.

5.	Analysis of Licensee’s business objectives and processes.

6.	Map and configure Licensee’s business objectives and processes to the Software.

7.	Gaps if any are understood and scope is finalized and documented in the Functional Scope Document (FSD).

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8.	Licensee shall provide acceptance of the FSD and the necessary commercial approvals, if any.

9.	Licensor’s Project Manager will submit a detailed project plan to Licensee.

10.	Licensee shall provide written acceptance of the project plan.

11.	Licensor shall submit to the Licensee the Acceptance Test Criteria (ATC), described in Clause 11 below, and User Acceptance Test (UAT), described in Clause 12 below, for Licensee’s approval.

12.	Licensee shall approve or recommend modifications to the ATC and/or UAT.

13.	Licensee and Licensor shall agree upon the ATC and UAT.

14.	Licensor will deliver, install and configure the Software at the client location.

15.	Licensor will conduct the UAT on the Software thoroughly with test data using a sample of data supplied by the Licensee and converted and entered on to the Hardware by Licensor at its sole cost.

16.	Licensee to review the UAT results and either accept the project by issuing an Acceptance Certificate, described in Clause 13 below, or provide written details to the Licensor on why the software did not pass the UAT.

17.	If the Software did not pass the UAT, then the Licensor shall have 10 days in which to correct such defect and cause the Software to successfully pass all such tests.

18.	If for whatever reason the Licensor fails to pass the UAT after more than 20 days after the targeted Acceptance Date as detailed in Schedule F, the Licensee shall have the right to cancel the project and be paid back all amounts that had been paid to the Licensor.

19.	Licensor shall deliver the final Documentation that accurately reflects the final state of the Software after the UAT has been passed.

20.	Licensor shall train the identified personals at Licensee’s location, as discussed in Clause 14 below and all cost of transportation and accommodation shall be for the account of Licensor.

The Licensee shall be responsible to provide all of the required Hardware except for any special software where the Licensor is to provide the hardware as is specified in Schedule D.

11. ACCEPTANCE TEST CRITERIA (ATC)

Licensee and Licensor agree that the acceptance of the Software shall be based on certain criteria. These criteria shall be documented by the Licensor in the form of the Acceptance Test Criteria (ATC) document and will be submitted to Licensee for approval. The ATC shall be in line with the agreed scope of deliverables and shall include the Licensee’s business objectives, goals and workflows keeping in view of normal business practices and standards, to be met by Licensee while using the Software and achieving its day-to-day and periodical business functions efficiently.

Licensor shall submit the ATC document, covering the agreed upon test cases. Test cases will be covered on various business functions and scenarios. The ATC document shall be submitted by Licensor to Licensee in accordance with Schedule F. Licensee shall review the ATC document and send their feedback/confirmation and acceptance as soon as possible.

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12. USER ACCEPTANCE TEST (UAT)

Once the requirements of Licensee’s workflows and business processes are mapped and configured into the Licensor’s software and tested with test data on the test environment, the Software is ready for carrying out the UAT. The UAT shall be carried out based on the ATC document approved by Licensee.

The UAT includes the following tasks:

●	Licensee shall nominate a project coordinator who shall verify the deliverables and solution and provide acceptance sign off to Licensor.

●	Licensor’s designated Project Manager will work with designated Licensee’s person(s) to prepare the test plan and execute the UAT.

●	Licensor will deliver and install the software as per the agreed scope of deliverables.

●	Licensee shall carry out the test cases as per the ATC and shall formally award either (i) acceptance or (ii) Non-Acceptance to Licensor.

The Software will be tested as per the approved ATC document and any one of the following status is marked against each test case:

●	Passed

●	Failed

●	Skipped

Appropriate reasons shall be mentioned in case of “Failed” and/or “Skipped” test cases by Licensee. On completion of testing all the test cases, Licensor shall submit the test case result document to the Licensee.

Based on the test results, Licensee shall formally award either (i) acceptance of such Software in writing (‘Acceptance’) or (ii) non-acceptance of such Software in writing (“Non-Acceptance”) for any non-conformance of such Software with the agreed scope of deliverables and Functional Scope Document (FSD).

Licensee may submit to Licensor any other observations, suggestions made during the UAT and or any change or enhancements that might be required or recommended. Licensor will review the same and shall get back with their comments within 2 weeks from the date of acceptance. However these points will not be a part of the UAT. These will be categorized as follows:

●	Enhancement: This category of issues would require a detailed analysis, freezing the scope, deciding the delivery schedule and commercials if any.

●	Change in Requirement: This category of issues would require a detailed analysis, freezing the scope, deciding the delivery schedule and commercials if any.

●	Customization: This category of issues is typically outside the product that can be taken up as and when needed during the implementation. For these points there should be an agreement by both parties on scope, time and commercials.

●	Configuration: This category of issues requires specific configuration in the Software to demonstrate the features.

●	Bugs: This category of issues are the bugs reported and are fixed as per the Service Level Agreement (SLA). If there is delay or business interruptions that are caused by the bugs in the Software, Licensee shall have the right to a reduction in the Annual Maintenance Fee that shall be paid by Licensee to Licensor which shall be elaborated in the Service Level Agreement.

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13. ACCEPTANCE CERTIFICATE

After the successful completion of the UAT, the Licensee shall sign an Acceptance Certificate indicating its formal acceptance of the Software implementation. Upon signing of the Acceptance Certificate both Licensee and Licensor will consider the project implementation successfully completed.

14. TRAINING

The License Fee includes all costs for the training of Licensee’s employees on the use and operation of the Software on the Hardware, including instruction in any necessary conversion of Licensee’s data for such use. Pursuant to a mutually agreed upon schedule, Licensor shall provide experienced and qualified personnel to conduct up to 14 full eight-hour days of such training of groups of up to six employees or other personnel of Licensee at a location or locations designated by Licensee within the Territory.

15. SOFTWARE MAINTENANCE

During the implementation period, first year of use, and the period covered by the maintenance terms, Licensor shall promptly notify Licensee of any defects or malfunctions in the Software or Documentation of which it learns from any source. Licensor shall promptly correct any defects or malfunctions in the Software or Documentation discovered during the validity of this in accordance with the Service Level Agreement (SLA) specified under Clause 16 of this Agreement. Any defects or malfunctions will be rectified and the Licensor shall provide the Licensee with corrected copies of same, without additional charge. Licensor’s obligation hereunder shall not affect any other liability which it may have to Licensee.

Licensor shall provide to Licensee, without additional charge, copies of the Software and Documentation revised to reflect any enhancements to the Software made by Licensor during the validity of this Agreement as long as the customer continues to pay for the Annual Maintenance Fee or as specified in a separate agreement. Such enhancements shall include all modifications to the Software which increase the speed, efficiency or ease of operation of the Software, or add additional capabilities to or otherwise improve the functions of the Software.

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16.	SERVICE LEVEL AGREEMENT

In connection with the Licensee’s Use and operation of the Software or any problems therewith, during the Term of this Agreement or any extended Term, if any, the Licensor shall provide to the Licensee, without additional charges, (i) 24x7 telephonic support and (ii) remote support. In case there is an issue in the application due to Licensor’s fault, and Licensor needs to send some engineers to support Licensee, Licensor will be responsible for all expenses. The Licensor shall use best efforts to resolve the issues reported by the Licensee (via email/fax, or service ticket, or by remote assistance or by onsite support) within such timeframe, as is set forth in the tabular chart below, as may be applicable depending on the criticality of the reported issue:

Level of Criticality	Resolution Timeframe
Critical - Severe Operational Impact, Total failure of the Software.	Within 24 hours of the issue being reported by the Licensee if resolution can be provided by remote support. Within 48 hours if the issue reported requires onsite engineer.

High - Intermittent Product Failure, Loss of Some Functionality, No Workaround Available Moderate Degradation in Performance or Functionality.	Within 48 hours of the issue being reported by the Licensee.

Medium - Minor Operational Impact, Workaround Available, Product Feature not working to Specifications.	Within 21 days of the issue being reported by the Licensee, provided that a workaround is given.

All costs associated with resolving the issue reported by the Licensee shall be borne by Licensor unless the issue was caused due to the fault of the Licensee.

If the issue was caused by the Licensee or should there be a higher level of service required the Licensee and Licensor shall jointly define the higher level of service and commercial terms.

Provided the Licensee is up to date in making all Annual Maintenance Fee payments, the Licensor will be responsible to provide to Licensee in a timely fashion all patches or updates to the Software that it develops along with documentation explaining the purpose and installation procedures for any such patches or updates.

In the event the above Service Level Agreement is not met by the Licensor, Licensee shall have the right to pay only 50% of the agreed Annual Maintenance Fee for the said year. However if the licensor provides a satisfactory explanation to the licensee stating for the reasons for the breach of the Service Level Agreement, the licensee at its sole discretion may pay more than 50% of the agreed Annual Maintenance Fee.

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17.	CHANGES IN THE SCOPE OF WORK

The Licensor’s basis for implementation of the Software is the scope defined in the FSD. After starting the assignment, if Licensor finds any deviations to the scope defined, change management processes would be triggered and the Licensor will be given an opportunity to submit a revised commercial proposal covering the charges for the work to be completed as per the enhanced scope of work. Licensor will proceed with the rest of the work only after confirming the revised commercial proposal with Licensee. The additional/revised scope will not form part of the UAT. Any change request shall be taken up as a separate activity with a separate delivery schedule and UAT.

18.	UPDATES AND REVISIONS

During the valid period of this Agreement, the Licensor will advise the Licensee of any updates or revisions that Licensor is incorporating into the Software. On Licensee’s request a single copy of the Software incorporating this type of change will be sent to Licensee in object form and Licensor will grant Licensee a non-exclusive, nontransferable license to use it subject to the same terms that are set out elsewhere in this Agreement.

19.	TERMINATION

Licensor shall have the right to terminate this License if Licensee fails to perform any obligation required of Licensee under this Agreement and Licensee does not fix any such breach within 14 days or if Licensee becomes bankrupt or insolvent. Licensee shall have the right to immediately terminate this License if Licensor fails to perform any obligation required of Licensor under this Agreement or if Licensor becomes bankrupt or insolvent. This License Agreement takes effect upon Licensee’s use of the software and effective until terminated. Licensee may terminate this Agreement at any time for whatever reasons by giving three months’ notice to the Licensor and in such a case the Licensee must cease to use the Software and Documentation in its possession. It will also automatically terminate if Licensor fails to comply with any term or condition of this Agreement.

Upon termination of this License, Licensee shall return to Licensor or destroy the original and all copies of the Software except copies that are needed by applicable laws and regulations or corporate data keeping. Licensor shall have a reasonable opportunity to conduct an inspection of Licensee’s place of business to assure compliance with this provision.

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20.	WARRANTY

Licensor warrants that for a period of term of this contract and after delivery of the Software to Licensee:

A.	The Software will be delivered in electronic form, including files transferred or downloaded from the internet or on physical media, and will be free from defects in materials and workmanship under normal use; and,

B.	The Software will perform in substantial accordance with the FSD.

21.	LIMITED REMEDY

Licensor’s entire liability and Licensee’s exclusive remedy shall be:

The replacement of any CD-ROM(s) or other media not meeting the Warranty which is returned to Licensor due to damage will be replaced by the Licensor within 3 days.

IN NO EVENT WILL LICENSOR BE LIABLE TO LICENSEE FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THE USE OR THE INABILITY TO USE THE SOFTWARE (EVEN IF LICENSOR OR AN AUTHORIZED DEALER OR DISTRIBUTOR HAS BEEN ADVISED OF THE POSSIBILITY OF THESE DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY).

IN NO EVENT WILL LICENSEE BE LIABLE TO LICENSOR FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM THIS AGREEMENT OR USE OF THE SOFTWARE (EVEN IF LICENSEE OR AN AUTHORIZED DEALER, DISTRIBUTOR OR REPRESENTATIVE OF THE LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF THESE DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

22.	TITLE TO SOFTWARE

Licensor retains title to and ownership of the Software and all enhancements, modifications and updates made by Licensor on the Software.

23.	CONFIDENTIALITY

Each party agrees that it shall not disclose to any third party any information concerning the customers, trade secrets, methods, processes or procedures or any other confidential, financial or business information of the other party which it learns during the course of its performance of this Agreement, without the prior written consent of such other party. This obligation shall survive the cancellation or other termination of this Agreement.

The Software contains trade secrets and proprietary know-how that belong to the Licensor and it is being made available to the Licensee in strict confidence.

HAVING DUE REGARDS TO THE PREVAILING COPYRIGHT LAWS, ANY USE OR DISCLOSURE OF THE SOFTWARE, OR OF ITS ALGORITHMS, PROTOCALS OR INTERFACES, OTHER THAN IN STRICT ACCORDANCE WITH THIS LICENSE AGREEMENT, MAY BE ACTIONABLE AS A VIOLATION OF OUR TRADE SECRET RIGHTS. Exception to this, is if the disclosure is mandated by law or for the requirements of the investigation agency, the tax agency, auditing or for credit units to assess the authenticity of the software.

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24.	PUBLICITY

Licensor shall not refer to the existence of this Agreement in any press release, advertising or materials distributed to prospective customers, without the prior written consent of Licensee and vice versa.

25.	LICENSOR’S PROPRIETARY NOTICES

Licensee agrees that any copies of the Software or Documentation which it makes pursuant to this Agreement shall bear all copyright, trademark and other proprietary notices included therein by Licensor and, except as expressly authorized herein, Licensee shall not distribute same to any third party without Licensor’s prior written consent.

26.	ASSIGNMENT

Licensee may assign this Agreement to any subsidiary or affiliate under its control, or as part of the sale of that part of its business which includes the Hardware or any substantial portion of its data processing facilities, or pursuant to any merger, consolidation or other reorganization, without Licensor’s consent, upon notice to Licensor. Licensor shall not assign this Agreement without Licensee’s prior written consent, which shall not be unreasonably withheld. An assignee of either party, if authorized hereunder, shall have all of the rights and obligations of the assigning party set forth in this Agreement.

27.	INDEMNITY

Licensor agrees to indemnify and hold harmless Licensee and its subsidiaries or affiliates under its control, and their directors, officers, employees and agents, against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any claim that Licensee’s use or possession of the Software or Documentation, or the license granted hereunder, infringes or violates the copyright, trade secret or other proprietary right of any third party. Licensor shall defend and settle at its sole expense all suits or proceedings arising out of the foregoing, provided that Licensee gives Licensor prompt notice of any such claim of which it learns. No settlement which prevents Licensee from continuing to use the Software as provided herein shall be made without Licensee’s prior written consent. In all events, Licensee shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing.

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28.	DISPUTE RESOLUTION

In the event of a dispute between the parties concerning any aspect of this Agreement the parties shall meet in good faith to resolve the dispute.

In the event of the dispute is not resolved within fifteen (15) days from the first meeting of the Parties as set out above, any dispute arising out of or in connection with the terms and conditions herein, or the breach, termination or invalidity thereof, either Party may refer the dispute to the Singapore Mediation Centre (“SMC”) for mediation in accordance with the procedures set out by the SMC.

In the event that such dispute cannot be resolved or settled through mediation as set out above, the dispute shall thereafter be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

The arbitration tribunal shall consist of a sole arbitrator to be appointed by the Chairman of the Singapore International Arbitration Centre (“SIAC”). The language of the arbitration shall be English.

The Parties hereby agree to keep confidential any proceedings brought under the provisions herein. Such confidentiality shall extend to any agreement reached between the Parties for the settlement of any dispute or any Arbitral findings.

29.	ATTORNEY FEES

If any legal action is necessary to enforce this License, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses in addition to any other relief to which it may be entitled after a final judgment is rendered.

30.	LIMITED LIABILITY

Unless otherwise expressly stated herein, Licensor shall not be liable to Licensee for any consequential damages arising out of Licensor’s breach of this Agreement.

Unless otherwise expressly stated herein, Licensee shall not be liable to Licensor for any consequential damages arising out of Licensee’s breach of this Agreement.

31.	NOTICE

All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by certified mail, return receipt requested, to the parties at the respective addresses set forth below or to such other address as the party to receive the notice has designated by notice to the other party.

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BETWEEN DUOSOFTWARE (PVT) LTD AND PT MEGA MEDIA.

Licensor

Ms. Eresha Kumburulanda,

Manager Legal,

Duo Software (Pvt) Ltd.

403 Galle Road,

Colombo 3,

Sri Lanka.

Licensee

Mr. Supeno Lembang
CEO

Menuara Imperium 11th Floor,

Jt. HR Rasuna Said Kav 4 No.

Jakarta 12980
Indonesia

32.	GOVERNING LAW

This Agreement shall be governed by and construed under the laws of Indonesia.

33.	SEVERABILITY

If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

34.	NO WAIVER

The failure by any party to exercise any right provided for herein shall not be deemed a waiver of any right hereunder.

35.	FORCE MAJEURE

Should any contingencies arises which prevent the complete or partial fulfillment by either of the parties of their respective obligations under this contract, namely Fire, Acts of God, prohibition of export, arrest and restrain of Rules, Government or any other causes beyond the parties control, the time stipulated for fulfillment of the obligations shall be extended for a period equal to that during which such contingencies will remain in force with a maximum of thirty (30) days.

If a force major situation arises, the parties to this Agreement shall notify in writing within fourteen (14) days with evidence showing the force major.

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36.	COMPLETE AGREEMENT

This Agreement sets forth the entire understanding of the parties as to its subject matter and may not be modified except in writing executed by both parties.

This contract comes into effect as of the date of signing.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth first above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

Licensor	Licensee

/s/ MUHUNTHAN CANAGEY	/s/ SUPENO LEMBANG
Authorized Signature	Authorized Signature

MUHUNTHAN CANAGEY, CEO	SUPENO LEMBANG, CEO
Print Name and Title	Print Name and Title

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SCHEDULE A

COMPUTER PROGRAMS AND DOCUMENTATION

Duo Subscribe Ver. 4.9, Proposed Enterprise Edition

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SCHEDULE B

LICENSING

DuoSubscribe Version 4.9, Proposed Enterprise Edition

Multiple Server Licenses -	Four

Standalone Computers and user licenses -	Unlimited

Site Licenses - on any computer located at the sites specified by the Licensee for the use with one Head-end connected to the CAS operating at the site, provided by the Licensee.

LAN and/or WAN - on the Licensee’s LAN and/or WAN, provided the total number of users who have access to the Software at any time does not exceed the Multiple Standalone Computer authorized number

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SCHEDULE C

PAYMENT SCHEDULE

Application Implementation Fee payable

DuoSubscribe Subscribe Proposed Enterprise Edition Implementation Fee	US$ 50,000.00

All prices quoted above in United States Dollar.

Software Implementation Fee Payment Schedule

#1 -	40% upon signing of this Agreement
#2 -	30% at the time of implementation
#3 -	30% upon Licensee issuing the User Acceptance Certificate

One time Subscriber License Fee for Subscribers Category A

Subscriber License Fee up to 30,000 Subscribers	Free
For additional subscribers after 30,000	US$ 1.50 p.s.
For additional subscribers Licenses purchased from the 4th year after 75,000 subscriber license	US$ 1.00 p.s.

All prices are quoted in United States Dollar
P.S. - Per subscriber

●	Minimum guaranteed licenses purchased for the 1st year shall be - US$ 45,000.00

●	Minimum guaranteed licenses purchased for the 2nd and 3rd year shall be - US$ 75,000.00

●	Minimum guaranteed licenses purchased for the 4th and 5th year shall be - US$ 90,000.00

●	One time active subscriber license fee will be sold in 2,500 license pack

●	Subscriber category A shall refer to Post Paid or Pre Paid customers who subscribe for pay packages on a continued or part basis on the date of activation

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One time Subscriber License Fee for Subscribers Category B

Subscriber License Fee (One time)	US$ 1.00 p.s.

Share of Revenue (Continuous)	10% of Revenue for that respective year subject to a 20% of maximum revenue of the Subscriber License fee for that subscriber

All prices are quoted in United States Dollar P.S. - Per subscriber

●	One time active subscriber license fee for Subscriber Category B will be sold in 2,500 license pack

●	Subscriber Category B shall refer to Post Paid or Pre Paid customer who do not subscribe for any pay packages on the date of activation

Annual Maintenance Contract

Annual Maintenance Fee	20% of total solution price (Initial cost + Subscriber License)

However AMC commences at the end of 6 months (on the expiry of the warranty).

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SCHEDULE D

HARDWARE, PROGRAMMING LANGUAGE AND OPERATING SYSTEM

Production Servers	Recommended Hardware Specification	Remarks
DuoSubscribe - DB Server	Quad – Core Intel® Xeon® processors 3GHz/16Gb RAM/300 GB SAS 15K RAID 1, MS Windows Server 2008, and SQL Server 2008	Minimum of 2 Servers for Redundancy
DuoSubscribe - DB Server Reporting	Quad – Core Intel® Xeon® processors 3GHz/16Gb RAM/300 GB SAS 15K RAID 1, MS Windows Server 2008, and SQL Server 2008
Provisioning Application and Policy executor, and 3rd Party connectivity	Quad – Core Intel® Xeon® processors 3GHz/16Gb RAM/300 GB SAS 15K RAID 1, Windows 2008 Server
Applications and Reporting Server with Citrix Server	Quad – Core Intel® Xeon® processors /16Gb RAM/173 GB SAS RAID 1/5	Please speak to CITRIX for specifications based on no. users

Test & Training	Recommended Hardware Specification	Remark
DuoSubscribe DB	Intel® Dual Core™ , 16G RAM/300 GB with RAID 1 or RAID 10
DuoSubscribe Application	Intel® Dual Core™ , 8GB RAM/300 GB with RAID 1

Note: The above specification may vary based on the number of subscribers. The above is only an indicative requirement for running of the licensed application.

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Table 1

Third Party Software	Description	Remarks
Operating System Server License	MS SQL Server 2008 license
Database Server License	Windows 2008 Server Enterprise license
Citrix Server	CITRIX XEN Server license (Five license pack)

Table 2

End Users Desktops	Recommended Hardware Specification
Standard Users	Intel® Centrino or above /512 MB RAM/60 GB
Web users	Compatible with Browser
Citrix Users	Compatible with Citrix Client

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SCHEDULE E

SOFTWARE FEATURES SUMMARY

Table 3

Promotion Planning

Promotion Planning Module Features	Proposed Enterprise Edition

Standard Promotion planning

Allows the users to create promotions using start up kits, delivery and installation services, and channel packages. The pricing for these products and services can be modified by changing the price or offering discounts. The promotions can have and expiry date.

✓
Attach Startup kit to promotion Attach a start-up kit including all required hardware components for the promotion.	✓
Allocate price for startup kit items Assign price for individual start-up kit items.	✓
Attach base channels to promotion Base channels can be attached to a promotion by attaching a channel package. These channels will be provided with the promotion whenever it is issued to a customer.	✓
Allocate price for base channel package Assign price for base channel package which would be issued with the promotion.	✓

Attach a la carte

A la carte channels which could be provided with the specific package. Any required channel or group of channels from the relevant a la carte channels can be selected and provided with the promotion.

✓

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Promotion Planning Module Features	Proposed Enterprise Edition
Assign subscription fee for a la carte channels A subscription fee can be assigned for a la carte channels. This fee will be applicable on the periodic bill generated for customers.	✓

Assign expiry period for a la carte channels

A limited time frame can be assigned for allocation of a la carte channels. This can be done by specifying an expiry date or specify a minimum offer period.

✓
Attach delivery and installation items Items to be delivered and installed with the specific promotion can be attached.	✓

Tariff based Main Bouquet

Rather than selling the main channel bouquet at a fixed price, a tariff can be set up based on the number of subscription months, so customers commit for longer and enjoy the same bouquet at a lower price.

✓
Fixed period Main bouquet The customers should subscribe for a specific period (Ex: 1 year).	✓
Tariff based Ala Carte channels Sales mechanism similar to tariff based main bouquet.	✓
Fixed period Ala Carte Channels Sales mechanism similar to fixed period main bouquet.	✓

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Promotion Planning Module Features	Proposed Enterprise Edition
Channel Package change Tariff Configure any down grade fees or early cancellation fees when changing channel packages.	✓
Promotion change fees To configure any promotion down grade / upgrade charges when changing the promotion.	✓
User wise promotion restriction Impose restrictions on the specific users who can issue certain packages.	✓
Geographically promotion restriction Impose restriction on the regions that can issue certain packages.	✓
Complimentary a la carte channels The service provider will be able to issue complimentary a la carte channels from a given list of channels to customers.	✓
Package change configurations Configure all parameters applicable for package changes made based on customer request.	✓
Attach mini packages and set plans Mini packages including a group of components and other set plans can be attached to a promotion.	✓
Member Referral Program Maintain the member giving referral and being referred, as well as incentive/discount to be applied in the referral program.	✓

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Inventory Management

Inventory Management Module Features	Proposed Enterprise Edition
Direct GRN Allows the users to receive goods into the stores directly from suppliers. Supplier information can be captured at the time the goods are received.	✓
Inter-warehouse transfer GRN Goods can be transferred among stores. The details of the stores between which the goods are transferred are captured. #	✓
Item wise goods receipt Goods can be accepted to stores according to the individual item. The serial number of each item will be captured.	✓
Replacement goods receipt Goods which have been damaged can be replaced. The replacement items can be accepted into the stores and a GRN issued accordingly.	✓
Barcode reading for goods receipt Bar code readers can be used to receive goods into the warehouse.	✓
Stock in transit monitoring The stock which is in transit can be viewed in a report when needed.	✓
Customer pick up Enable the customer to pick up the good directly from the stores rather than deliver it to the customer.	✓

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Inventory Management Module Features	Proposed Enterprise Edition
Main Store information management Define main store information.	✓
Sub store information management Define and manage multiple levels of stores.	✓
Manage supplier information Define and maintain all supplier information.	✓
Stock Summary view View stock summary of any required store.	✓
Serial Master viewer View serial numbers of items available in a store.	✓
Inventory Configuration Settings Provide privileges to each store and specify the types of transactions that could be done at each store.	✓
Multiple warehouse types configuration Warehouse types such as main, sub and regional can be configured.	✓

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Delivery Planning and Installation

Delivery Planning and installation Module Features	Proposed Enterprise Edition
Setup Delivery and Installation Services Setup all delivery and installation services that will be performed by the service provider.	✓
Delivery Service assignment for promotion Delivery services can be assigned to a promotion to ensure that whenever that promotion is chosen by a customer a delivery request is invoked.	✓
Automated Delivery Request generation Delivery requests will be generated automatically after the customer has made the payment. If required, a manual delivery request can be entered.	✓
Delivery Request Viewer View Delivery and installation request list for new accounts.	✓
Setting up Delivery Vehicle Assign vehicle for delivery item according to area or items to be delivered.	✓
Setting up Delivery Teams Assign team for delivery item according to area, items to be delivered, technical expertise.	✓
Schedule delivery events A detailed schedule can be prepared where deliveries can be scheduled as required.	✓
Detailed schedule view The complete schedule of delivery, installation and service request items can be viewed when required.	✓
Inventory handling for Deliveries Issuing Inventory to be delivered and accepting the returns and excess stocks.	✓
Plan modifications Authorized personnel can modify the delivery plan and add on or edit necessary delivery items.	✓
Deliver and install prior to customer registration The delivery and installation can be carried out prior to registration of a customer account. This can be done for customers who are saved as leads.	✓
Trouble shooting / service requests Handle trouble shooting and service requests made by customers for existing accounts.	✓

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Customer Registration

Customer Registration Module Features	Proposed Enterprise Edition
Individual Customer Registration An individual is registered as a customer.	✓
Corporate Customer Registration A business or other entity is registered as a customer.	✓
Lead Management Customers can be registered and maintained as sales leads.	✓
Employment Information Capture the customer’s employment information.	✓
Customer segmentation Customers can be segmented into desired groups.	✓
Capture family and other information Household details, preferences and other information can be captured.	✓
Document attachment Attach photographs and other documents relating to the customer.	✓
Multiple account creation Create multiple accounts for a single customer.#	✓
Dealer information specification Enable the user to enter information regarding the dealer from whom the account was obtained.	✓
Customer search Search for customers using any field.	✓
Account search Search for an account using any criteria.	✓
Customer history viewer The entire history of all changes made to a customer profile or account will be maintained. All relevant changes and the authors of these changes will be identified.	✓
Initial Invoice Generation Invoices can be generated and printed when a new account is created.	✓

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Billing

Billing Module Features	Proposed Enterprise Edition
Manual Billing The billing process can be invoked manually.	✓
Automated Billing cycles Automated billing cycle assignments where billing cycles can be executed based on activation date.	✓
Bill adjustments Enable authorized personnel to make adjustments to bills at any point of time.	✓
Bulk bill adjustments Bulk adjustments to bills of the entire subscriber base or a group of subscribers can be carried out when required.	✓
Prorated package calculator Calculate the rate of a package where prorated charges will be applicable.	✓
Global messaging and bill reminders Generate SMS, TVMS, and Email to remind customers regarding their bills.	✓
Email bill Send bills to customers via Email.	✓
Bill to TV The TV could be sent to the customers TV as a TVMS if required.	✓
Export bills to 3rd parties Bills can be exported and provided to 3rd party mailing / courier companies for print and dispatch.	✓

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Billing Module Features	Proposed Enterprise Edition
Bulk remark upload Remarks from courier companies regarding status of delivery can be uploaded in bulk.	✓
Bill configuration settings Enable authorized personnel to set package and billing configurations for a customer.	✓
Late fee application Late fees can be applied for payments made after a certain day.	✓
Additional sales billing Additional items obtained during the billing cycle to be added on the bill for the period.	✓
Service call billing items Chargeable requests for service calls and maintenance to be added onto the bill.	✓
Standing Order Enable customers to settle bills via credit card or bank based standing orders.	✓
Prepaid billing Billing based preloaded balances and usage.	✓

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Payments

Payments Module Features	Proposed Enterprise Edition
Initial Receipts Generate receipts for initial payment made by customer to obtain services. Payments can be made using multiple methods including cash, credit card or cheque.	✓
Bulk payment processing Enable the customer to pay for more than one invoice at a time.	✓
Use FIFO method for bulk payment Enable the cashier to use the FIFO method to settle a payment for multiple invoices.	✓
Monthly billing receipts Generate receipts for payments made against monthly bills.	✓
Payment history viewer View the history of payments made by a particular customer.	✓
Multiple account payment Enable the customer to make payments for multiple accounts. #	✓
Standing Order / Direct Debits Enable customers to settle bills via credit card or bank based standing orders or bank direct debits.	✓
3rd party payment gateway integration Integrate with payment gateways of 3rd parties such as banks, supermarkets etc., to receive payments.	✓
Internet payment gateway integration Integrate with Internet Payment Gateways (IPG) to obtain online payments.	✓
Refunds Enable refunds to be made to customers based on set conditions.	✓

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Master Files

Master Files Module Features	Proposed Enterprise Edition
Customer type configuration Manage customer account types and set configurations such as maximum number of accounts per category.	✓
Manage account types Required account types can be created and managed whenever required. Account types can be activated and deactivated as needed.	✓
Standard channel configuration Enable management of basic channel and channel provider data.	✓
Advanced channel configuration Advanced channel configuration including package rate, a la carte rate and quarterly payment rates.	✓
Channel mapping to product Map channels to specific product codes to ensure that these channels are available in the product whenever it is issued.	✓

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Master Files Module Features	Proposed Enterprise Edition
Package Management Create and manage packages which are to be issued to clients.	✓
Package-wise channel mapping Map channels to a specific package.	✓
Basic user Management Enable administrators to manage basic user privileges.	✓
Advanced user Management Enable administrators to manage individual and user group privileges including modular access parameters.	✓

Dealer Management

Manage all dealer related information. Including Dealer Commission Structure, Penalties & Black listing, and Dealer Target Achievement.

Enable bulk upload of customer activation status, installation status, and inventory status from dealers.

✓
Branch Management Manage all details with regard to branches of the service provider.	✓
Branch counter management Manage all information regarding counters at the branch.	✓
Bank details management Manage all details related to banks with whom the service provider deals with.	✓

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Master Files Module Features	Proposed Enterprise Edition
Bank branch details management Manage all details related to the bank branch with which the service provider has dealings.	✓
Geographical master setup Setup geographical parameters in order to define tax structures for specific regions. The geographical segregations include State, District, city and pin.	✓
Tax group configuration Create and manage tax groups. Various taxes can be incorporated in a single tax group.	✓
Tax configuration Configure taxes based on regions, customer category and tax type.	✓
Audit Trail System should support recording of all kind of audit and trails information for each and every activity performed by the user.	✓

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Maintenance

Maintenance Module Features	Proposed Enterprise Edition
Customer Package Change Enable the users to change their package when needed and allocate any charges if applicable.	✓
Package Change configurations Configure all parameters applicable for forced package changes.	✓
Print LCO invoices LCO invoices that have been generated between two given dates can be printed from a central point.	✓
Invoice Cancellation Enables authorized personnel to cancel invoices if needed.	✓
Maintain To-Do list Keep a track of all complaints and follow up actions. Monitor status of all tasks.	✓
Customer Call Log Maintain logs of customer interactions to assist with follow up on complaints and other activities.	✓
Gift Voucher Issues Issue gift vouchers for use of services to the customer.	✓
Create a set of invoices for a batch of accounts Create a group of invoices for a batch of account creations uploaded via a file. This could be accounts created by a dealer or franchisee. #	✓

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Maintenance Module Features	Proposed Enterprise Edition
Delivery Schedule Viewer View delivery schedule for a given time period.	✓
Export Delivery Schedule Enables the user to export the delivery schedule into an Excel sheet.	✓
Export Customer List Export a selected list of customers on to an Excel sheet.	✓
Standing Order Processing Execute the processing of all standing orders.	✓
Modify customer account Enable authorized users to modify customer accounts when needed.	✓

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Conditional Access Systems (CAS) Integration

CAS Integration Module Features	Proposed Enterprise Edition
Finger Printing Generate a fingerprint for a specific channel. Specify all parameters of the finger print.	✓
Bouquet Pin Code Mapping Map cities for a bouquet. This will ensure that the service can be provided to that particular bouquet only.	✓
PIN Reset Reset PIN on STB.	✓
HeadEnd PIN Code Mapping Map HeadEnd PIN Codes.	✓
Package Service ID Mapping Map package service ID in order to activate all channels on a package.	✓
Finger Print History View history of fingerprinting carried out.	✓
Pending Transaction Snapshot View transactions that are yet to be executed.	✓

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Web-based Self Care

Web-based Self Care Module Features	Proposed Enterprise Edition
Account Creation Enables creation of an account for an existing customer profile via web- based self-care module.	✓
Package Change Provides the customer with the facility of changing his package on his own without having to contact the service provider.	✓
Bill Viewing The customer can view his bill for the current period or previous period based on his requirement.	✓
Online payments Enables the customer to make a payment online using secure Internet Payment Gateways.	✓
Payment history view The customer can view the history of all payments made.	✓
Manage channels Customers can change and manage channels. They will be able to add on necessary a la carte channels online.	✓

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Duo Connectivity Framework 2.1

Duo Connectivity Framework Features	Propose Enterprise Edition
Enterprise Service Bus Connector	✓
Identity Server for Messaging authentication Connector	✓
Business Activity Monitor Connector	✓
ESB	✓

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SCHEDULE F

DOCUMENTATION

●	System functional specifications, including all relevant applications and modules

●	System administration guide

●	System operation guide

●	Installation guide

●	System user guide (focusing and highlighting system functionality)

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